                                                                   Exhibit 10.23


June 20, 2000

Mr. Benno C. Schmidt, Jr.
121 E. 91st Street
New York, NY  10128

Dear Benno:

         This letter agreement ("Agreement") sets forth the terms of your employment with Edison Schools Inc. ("Edison" or the "Company"). This Agreement supersedes and replaces the employment agreement dated March 1, 1997, as amended by an amendment dated as of December 15, 1997, between you and The Edison Project L.P. and any agreement appearing as an exhibit or attachment thereto or referred to therein (the "1997 Employment Agreement"). Notwithstanding the foregoing, your obligations with respect to the following shall survive and shall not be modified: (i) the promissory note issued to Whittle Communications L.P. (which was assigned to Edison) dated June 5, 1992 in the original principal amount of $1,600,000, as amended by those certain Letter Agreements dated March 15, 1995, May 1, 1996, March 1, 1997 and December 15, 1997 and the Allonge to Promissory Note dated as of October 5, 1999, and any accrued and unpaid interest thereon through the date hereof (the "Existing Loan"); (ii) the promissory note issued to Edison dated January 23, 1996 in the original principal amount of $200,000, amended by those certain Letter Agreements dated March 1, 1997 and December 15, 1997 and the Allonge to Promissory Note dated as of October 5, 1999, and any accrued and unpaid interest thereon through the date hereof (the "Transition Loan" and, together with the Existing Loan, the "Loans"); (iii) the release provided by the terms of your employment agreement with The Edison Project L.P. dated March 15, 1995; (iv) the assignment to Edison of benefits under the $5,000,000 First Colony Life Insurance policy 1893365 (the "Insurance Policy") as collateral for the Loans; (v) the Nonstatutory Stock Option Agreement between you and the Company dated as of June 30, 1999 which amended and restated the option originally granted on March 15, 1995 and subsequently amended on March 1, 1997 and December 15, 1997; and (vi) the Nonstatutory Stock Option Agreement dated as of June 30, 1999 which amended and restated the Trance 1 Option granted on December 15, 1997.

         Position/Responsibilities. You will be employed as Edison's Chairman, working out of the Company's headquarters in New York City. Your responsibilities are set forth on Exhibit A attached hereto.

         Term. The term of your employment will commence as of the date hereof and end on June 30, 2003, unless terminated earlier by you or by the Company as provided below.

         Base Salary. You will be paid at an annual base salary rate of $298,080 from the date hereof. Throughout the term of this Agreement, your base salary will be increased or decreased at the same time and in the same amount as the annual base salary of the Company's Chief Executive Officer ("CEO").

         Bonus. In addition to your base salary, you may be eligible for incentive bonuses at the sole discretion of the Company's Board of Directors ("Board"). Whenever the Company grants a cash incentive bonus to the Company's CEO, the Company will initiate a discussion with you, the CEO and the Compensation Committee of the Board as to whether a similar bonus will be granted to you.

         Stock Options. Simultaneous with the execution of this agreement, the parties hereto shall execute the Stock Option Agreement dated as of June 20, 2000 and attached hereto as Exhibit B and the Stock Option Agreement dated as of June 20, 2000 and attached hereto as Exhibit C.

         Benefits. You will be entitled to the standard Company benefits for executives at your level as in effect from time to time. The Company will further maintain for your benefit supplemental long-term disability insurance and supplemental term life insurance under the Insurance Policy provided that you execute, and cause any beneficiary named under the Insurance Policy to execute, all documentation required or requested by Edison in connection with the assignment of the Insurance Policy as collateral for the Loans, including, without limitation, the assignment (for your execution) attached hereto as Exhibit E and the consent to assignment (for execution by each beneficiary) attached hereto as Exhibit F. You agree not to change the beneficiaries named under the Insurance Policy without the prior written consent of Edison. You will receive six weeks of vacation annually in addition to the official Company holidays.

         Expense Reimbursements. You will be reimbursed for all reasonable business expenses you incur in fulfilling your responsibilities hereunder upon submission of adequate documentation for such expenses and subject to the Company's policies.

         Termination/Severance Pay. Either you or Edison may terminate your employment at any time without cause by giving written notice to that effect. The termination of employment shall be effective on the date specified in such notice (the "Effective Termination Date").

         (i) If Edison terminates your employment without cause or if you terminate your employment for "good reason," Edison will pay you as severance pay for a period beginning on the Effective Termination Date and ending twelve months from such date (the "Severance Period") your then current base salary plus the bonus amount you earned for the prior fiscal year (together, the "Enhanced Base"). The Enhanced Base will be paid on Edison's normal payroll cycle during the Severance Period whether or not you obtain other employment. For purposes of this Agreement, "good reason" shall mean (a) the assignment to you of duties and responsibilities which results in your having materially less significant duties and responsibilities or exercising materially less significant power and authority than you had, or duties and responsibilities or power and authority not in all material respects comparable to that of the level and nature which you had immediately prior to any such assignment; (b) your removal, or the failure to re-appoint you to your then current position with Edison; and (c) Edison's failure to perform in a timely manner its material obligations under this Agreement, other than, in the case of each of (a), (b) and (c), (A) with your express written consent or (B) in connection with any termination of your employment by Edison as the result of your disability or "for cause."

         (ii) If you terminate your employment without "good reason" as defined above, Edison will pay you as severance pay your base salary as of the date of termination for the Severance Period, provided that if you become employed elsewhere during the Severance Period the amounts otherwise payable to you under this sentence shall be reduced by the total amount of any compensation you earn from such employment during the Severance Period regardless of when such compensation is to be paid. You agree to report to the Company in writing the amounts of any such compensation as soon as practicable after it is earned by you. For purposes of the severance pay offset provisions of this paragraph, the terms "employed" and "employment" shall mean the providing of any services for compensation whether as a full-time or part-time employee or as a consultant. Payments made to you as reimbursement for documented expenses will not constitute compensation for purposes of this paragraph.

         (iii) Edison shall have the right to terminate your employment for cause by giving you written notice to that effect. The termination of employment shall be effective on the date specified in such notice. However, "for cause" is restricted to (1) commission of a willful act of dishonesty in the course of your duties with Edison which significantly injures Edison; (2) conviction of a crime of moral turpitude or of a felony; or (3) chronic alcoholism or drug abuse. If you are terminated for cause, Edison will pay your unpaid base salary through the effective date of termination.

         (iv) In the event of a termination of your employment for any reason except your death, in addition to any other severance pay to which you may be entitled, the Company will pay you a lump sum of $3.2 million (the "Lump-sum Severance Payment") within 30 days after the Effective Termination Date. Edison will withhold from the Lump-sum Severance Payment all Federal, state and city employment and income taxes related thereto that Edison is required to withhold. You agree that Edison may offset against the Lump-Sum Severance Payment, as reduced by any applicable tax withholdings, the total amount outstanding on the Loans including the accrued and unpaid interest through the date of such offset.

         (v) In consideration of the severance pay provided for in (i), (ii) and
(iv) above, you agree to deliver to Edison on or promptly following the effective date of the termination of your employment a Separation and Release in the form customarily being used by Edison at such time.

         Death. If you die during your employment hereunder, this Agreement shall terminate upon the date of your death. Edison's obligations under this Agreement (other than obligations then due and owing hereunder) will terminate upon Edison's payment to the personal representative of your estate (i) your unpaid base salary through the date of your death and (ii) any expenses properly reimbursable under this Agreement and not yet reimbursed.

         Stock Redemption. In the event of the termination of your employment for any reason except your death, Edison agrees that upon receipt of your written request within six months after the Effective Termination Date, it will promptly purchase from you the minimum amount of Edison stock (the "Redeemed Stock") necessary to provide you with enough cash to pay all Federal, state and city income taxes (the "Required Taxes") on the Lump-Sum Severance Payment and the Redeemed Stock. The Required Taxes shall be deemed to be the sum of (A) the product of the Lump-Sum Severance Payment multiplied by the total of your expected marginal tax rates for federal, state and city income taxes for the year in which such payment is made, taking into account the deductibility of state and city taxes for federal purposes, plus (B) the product of the capital gain on the sale of the Redeemed Stock multiplied by the total of the applicable federal, state and city capital gains tax rates for the year in which the stock is sold, taking into account the deductibility of state and city taxes for federal purposes. The date on which the Redeemed Stock will be purchased (the "Redemption Date") will be determined by the Edison Board, but shall not be later than the date federal income taxes are required to be paid on the Lump-Sum Severance Payment. If Edison's stock is publicly traded, the price per share paid by Edison for the Redeemed Stock shall be the average of the bid and asked share prices for the 30-day period preceding the Redemption Date. If Edison's stock is not publicly traded, the price per share paid for the Redeemed Stock shall be the price paid in the most recent transaction, provided however that if a third-party transaction occurs within three months after the Effective Termination Date at a higher price, the purchase price shall be adjusted upward to reflect such difference. Edison may offset against the proceeds of the Redeemed Stock the total amount outstanding under the Loans, including the accrued and unpaid interest through the date of such offset.

         Exclusivity. In return for the compensation payments set forth in this agreement, you agree to devote 100% of your professional time and energies to Edison and not engage in any other business activities without prior approval of the Board.

         Confidentiality. It is understood that in order to perform your duties at Edison, it will be necessary for Edison to divulge to you its proprietary information, including,


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
but not limited to, information and data relating to or concerned with Edison's business, finances, development projects and other affairs. You agree that you will not divulge such proprietary information to anyone outside Edison at any time whether or not you are in the employ of Edison, except as may otherwise be required in connection with the business and affairs of Edison. You agree to use your best efforts to prevent such disclosure by others. You also agree that any developments, discoveries, or inventions made by you alone or with others during the term of your employment with Edison and applicable to the type of businesses or development projects engaged in by Edison during such period shall be the sole and exclusive property of Edison and you agree to execute all documents requested by Edison to protect Edison's rights thereto.

         Non-competition and Non-solicitation. You further agree that during your employment with Edison and for one year after the termination of such employment for any reason, you will not at any time engage in or participate as an executive officer, employee, director, agent, consultant, representative, stockholder, or partner, or have any financial interest, in any business which "competes" with Edison or any subsidiary of Edison or successor to the business of Edison. For the purposes hereof, a "competing" business shall mean any business which directly competes with any of the businesses of Edison as such business shall exist during your employment with Edison (for example, the business of managing public and/or private schools for profit), but a "competing" business shall not include the traditional non-profit education business so long as such activities do not violate the confidentiality provisions of this agreement. Ownership by you of publicly traded stock of any corporation conducting any such business shall not be deemed a violation of the preceding two sentences provided you do not own more than three percent (3%) of the stock of any such corporation. You further agree that for a period of one year after the termination of your employment with Edison for any reason, you will not, directly or indirectly, solicit the employment or other services of any executive employee of Edison. For the purposes of the foregoing, any executive employee who within twelve months of terminating his employment with Edison becomes employed by any entity of which you are an officer or director or owner of more than an aggregate of 3% of the outstanding stock or equity interest therein shall be deemed, prima facie, to have been so solicited.

         Entire Agreement. Except as expressly provided in the first paragraph of this Agreement and together with the attached exhibits, this letter agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among the parties with respect to such subject matter. This agreement is governed by the substantive laws of the State of New York.

         Duplicate originals of this agreement are being provided to you. Please sign below to evidence your agreement to the foregoing, and return one original to me for our records.

Sincerely,
EDISON SCHOOLS INC.



By: /s/ H. Christopher Whittle
   ____________________________________
     H. Christopher Whittle
     President and CEO



ACCEPTED AND AGREED:

/s/ Benno C. Schmidt, Jr.
__________________________
Benno C. Schmidt, Jr.



June 20, 2000
_________________________
Date

                                    EXHIBIT A

                        RESPONSIBILITIES OF THE CHAIRMAN


All of the following responsibilities are subject to the direction, authority and approval of Edison's Board of Directors.

         -   Preside over Edison's Board meetings

         -   Direct the Company's legislative and political efforts

         -   Participate in the Company's strategic planning initiatives

         -   Support the Company's marketing efforts

         -   Assist in capital formation

         -   Engage in philanthropic activities as directed by the Board

         -   Direct the Company's headquarters development efforts

                                    EXHIBIT B


                               EDISON SCHOOLS INC.


                            NONSTATUTORY STOCK OPTION
                     GRANTED UNDER 1999 STOCK INCENTIVE PLAN


1.       Grant of Option.

         This agreement evidences the grant by Edison Schools Inc., a Delaware corporation (the "Company"), on June 20, 2000 (the "Grant Date") to BENNO C. SCHMIDT, JR., an employee of the Company (the "Participant"), of an option (the "Option") to purchase, in whole or in part, on the terms provided herein and in the Company's 1999 Stock Incentive Plan (the "Plan"), a total of 225,000 shares (the "Shares") of Class A Common Stock, $.01 par value per share, of the Company ("Common Stock") at $20.75 per Share. The Option is granted in consideration of the performance of those services the Participant is already performing or may be expected to perform as an employee of the Company. Unless earlier terminated as provided herein, this Option shall expire on the date 10 years from the Grant Date (the "Final Exercise Date").

         It is intended that the Option evidenced by this notice shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.


2.       Vesting Schedule.

         (a) This Option will become exercisable ("vest") with respect to 75,000 Shares in equal amounts over a 60-month period, with the first monthly vesting to occur on the last day of June, 2000 and the last monthly vesting to occur on the last day of May, 2005, provided

Participant is continuously employed over this period. If Participant ceases to be an employee of the Company, vesting will cease at such time.

         (b) This Option will vest with respect to 150,000 Shares on May 20, 2010, provided that (i) vesting with respect to 25,000 Shares for each of the three Fiscal Years (as defined below) of the Company beginning with the 2001 Fiscal Year and ending with the 2003 Fiscal Year shall be accelerated based upon assessment by the Company's compensation committee, as approved by the Company's Board of Directors (the "Board"), of the Company's performance for the respective Fiscal Year; and (ii) vesting with respect to 25,000 Shares for each of the three Fiscal Years of the Company beginning with the 2001 Fiscal Year and ending with the 2003 Fiscal Year shall be accelerated based upon assessment by the Company's compensation committee, as approved by the Board, of Participant's individual performance for the respective Fiscal Year. "Fiscal Year" means with respect to the Company, the twelve-month period running from July 1 of one calendar year through June 30 of the succeeding calendar year

         (c) The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.


3.       Exercise of Option.

         (a) Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share or for fewer than ten whole Shares.

         (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee of the Company (an "Eligible Participant").

         (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate two years after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

         (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

         (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.


4.       Withholding.

         No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.


5.       Nontransferability of Option.

         This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6.       Confidentiality.

         To the extent Participant acquires non-public information with respect to the Company, including without limitation, technical, financial, competitive, marketing, sales, and business information, documents and tangible items (collectively, the "Information"), Participant shall keep such Information strictly confidential and not at any time hereafter disclose or divulge such Information to any person, firm or corporation or otherwise use such Information for any such purpose (other than for the purposes of the Company) without the prior written consent of the Company.


7.       Provisions of the Plan.

         This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

                                   EDISON SCHOOLS INC.

                                   By:____________________________

                                       H. Christopher Whittle

                                       President and Chief Executive Officer

Dated:____________________

PARTICIPANT'S ACCEPTANCE


         The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1999 Stock Incentive Plan.

                                  PARTICIPANT:

                                  _______________________________


                                  Name: Benno C. Schmidt, Jr.

                                  Address: ______________________

                                           ______________________






         If the Participant resides in a community property state, it is desirable to have the Participant's spouse also accept the Option by signature here. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington. Although Wisconsin is not formally a community property state, it has laws governing the division of marital property similar to community property states and it may be desirable to have a Wisconsin Participant's spouse also accept the Option. In addition, if the Company is granting an Option to a California Participant, it must comply with California blue sky rules which, if applicable, require modification to this Option.

                                    EXHIBIT C


                               EDISON SCHOOLS INC.


                            NONSTATUTORY STOCK OPTION
                     GRANTED UNDER 1999 STOCK INCENTIVE PLAN


1.       Grant of Option.

         This agreement evidences the grant by Edison Schools Inc., a Delaware corporation (the "Company"), as of June 20, 2000 (the "Grant Date") to BENNO C. SCHMIDT, JR., an employee of the Company (the "Participant"), of an option (the "Option") to purchase, in whole or in part, on the terms provided herein and in the Company's 1999 Stock Incentive Plan (the "Plan"), a total of 66,500 shares (the "Shares") of Class A Common Stock, $.01 par value per share, of the Company ("Common Stock") at $20.75 per Share. The Option is granted in consideration of the performance of those services the Participant is already performing or may be expected to perform as an employee of the Company. Unless earlier terminated as provided herein, this Option shall expire on the date 10 years from the Grant Date (the "Final Exercise Date").

         It is intended that the Option evidenced by this notice shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2.       Vesting Schedule.

         (a) This Option will become exercisable ("vest") in equal amounts over a 60-month period, with the first monthly vesting to occur on the last day of June, 2000 and the last monthly vesting to occur on the last day of May, 2005, provided Participant is continuously employed over this period. If Participant ceases to be an employee of the Company, vesting will cease at such time.

         (b) The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.


3.       Exercise of Option.

         (a) Form of Exercise. Each election to exercise this Option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share or for fewer than ten whole Shares.

         (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee of the Company (an "Eligible Participant").

         (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate two years after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

         (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant, provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

         (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.


4.       Withholding.

         No Shares will be issued pursuant to the exercise of this Option unless and until the

Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.


5.       Nontransferability of Option.

         This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.


6.       Confidentiality.

         To the extent Participant acquires non-public information with respect to the Company, including without limitation, technical, financial, competitive, marketing, sales, and business information, documents and tangible items (collectively, the "Information"), Participant shall keep such Information strictly confidential and not at any time hereafter disclose or divulge such Information to any person, firm or corporation or otherwise use such Information for any such purpose (other than for the purposes of the Company) without the prior written consent of the Company.


7.       Provisions of the Plan.

         This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.


                                   EDISON SCHOOLS INC.

                                   By:____________________________

                                       H. Christopher Whittle

                                       President and Chief Executive Officer

Dated:____________________

PARTICIPANT'S ACCEPTANCE


         The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1999 Stock Incentive Plan.

                                  PARTICIPANT:

                                  _________________________________


                                  Name: Benno C. Schmidt, Jr.

                                  Address: ________________________

                                           ________________________






         If the Participant resides in a community property state, it is desirable to have the Participant's spouse also accept the Option by signature here. The following are community property states: Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, and Washington. Although Wisconsin is not formally a community property state, it has laws governing the division of marital property similar to community property states and it may be desirable to have a Wisconsin Participant's spouse also accept the Option. In addition, if the Company is granting an Option to a California Participant, it must comply with California blue sky rules which, if applicable, require modification to this Option.



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